CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-14 of Trust for Advised Portfolios. Such references are included in the Proxy Statement and Prospectus under “Independent Accountants” and in the Statement of Additional Information under “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings”.

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania
August 14, 2014